DraftKings Reports Third Quarter Revenue Growth of 16%

Boston, MA – November 5, 2026 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its third quarter 2026 financial results. The Company also posted a third quarter 2026 business update and a slide presentation on the Financials section of its website at ir.aboutdraftkings.com.

Third Quarter 2026 Highlights
For the three months ended September 30, 2026, DraftKings reported total revenue of $1,329 million, an increase of $185 million, or 16%, compared to $1,144 million during the same period in 2025. The increase in the Company's third quarter 2026 revenue was driven primarily by continued healthy customer engagement and higher Sportsbook net revenue margin.

“The third quarter marked a pivotal moment for DraftKings, as the Predictions offering we have been building is now powering meaningful growth for our business,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “More than 1.6 million customers have engaged with Predictions year-to-date, and combined with the strength of our core, we believe we are set up for an exceptional 2027.”

“Our core business continues to generate significant free cash flow, which we are deploying to fund growth in our Predictions business at attractive payback periods,” said Alan Ellingson, DraftKings’ Chief Financial Officer. “We are introducing fiscal year 2027 revenue guidance of $7.35 billion to $7.75 billion, an increase of 17% year-over-year at the midpoint, and Adjusted EBITDA guidance of $800 million to $1.0 billion, which includes $300 million of Adjusted EBITDA investment in Predictions at the midpoint.”

Continued Strong Customer Acquisition, Retention, and Engagement
•Monthly Unique Payers (“MUPs”) increased approximately 13% to 4.1 million in the three months ended September 30, 2026, compared to the three months ended September 30, 2025. This increase reflects strong unique payer retention and new customer acquisition across our Sportsbook, iGaming and Predictions offerings.

•Average Revenue per MUP (“ARPMUP”) increased approximately 3%, or $3, to $109 for the three months ended September 30, 2026, compared to the three months ended September 30, 2025, primarily due to an improvement in Sportsbook net revenue margin.

•Detailed financial data and other information for the third quarter of 2026 are available in the financial statements set forth below under the caption “Financial and Operational Results.”

Fiscal Year 2026 Guidance
•DraftKings is updating its fiscal year 2026 revenue guidance range to $6.35 billion to $6.55 billion and its fiscal year 2026 Adjusted EBITDA guidance range to $175 million to $275 million, primarily reflecting the Company’s increased Adjusted EBITDA investment in Predictions of $650 million to $700 million. The Company expects fiscal year 2026 Adjusted EBITDA from the core business of $875 million to $925 million, which reflects its decision to invest further in iGaming growth as well as the impact of modestly customer-friendly sport outcomes. Predictions revenue will be immaterial in fiscal year 2026, as new customer promotions will offset the lion’s share of gross revenue generated. The Company expects Adjusted EBITDA investment in Predictions of $175 million to $225 million in the fourth quarter.

Fiscal Year 2027 Guidance
•DraftKings is introducing a fiscal year 2027 revenue guidance range of $7.35 billion to $7.75 billion and a fiscal year 2027 Adjusted EBITDA guidance range of $800 million to $1.0 billion. The Company expects fiscal year 2027 revenue from the core business of $6.7 billion to $7.0 billion, an increase of 4% to 9% year-over-year compared to the midpoint of fiscal year 2026 guidance, and Adjusted EBITDA from the core business of $1.15 billion to $1.25 billion. The Company expects fiscal year 2027 Predictions revenue of $650 million to $750 million and Adjusted EBITDA investment in Predictions of $250 million to $350 million.

Mobile Sports Betting and iGaming Footprint
•DraftKings is live with mobile sports betting in 27 states, Washington, D.C., and Puerto Rico, representing approximately 53% of the U.S. population.

•DraftKings is live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming offerings in provinces representing approximately 51% of the Canadian population.
Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, November 6, 2026, from 8:30 a.m. to 9:15 a.m. ET, during which management will discuss the Company’s results and provide commentary on business performance. A question and answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ Financials section of its website at ir.aboutdraftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at ir.aboutdraftkings.com, along with a copy of this earnings press release, the Company’s Quarterly Report on Form 10-Q, a third quarter 2026 business update and a slide presentation. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on December 31, 2026.

Financial and Operational Results
DraftKings’ third quarter 2026 financial results, as well as the financial results for each comparative period, and certain operational results are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	September 30, 2026
	(Unaudited)	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,100,921	$1,127,545
Restricted cash	11,402	7,601
Cash reserved for users	557,020	469,449
Accounts receivable	100,449	105,577
Prepaid expenses and other current assets	121,519	104,837
Total current assets	1,891,311	1,815,009
Property and equipment, net	90,734	51,081
Intangible assets, net	809,503	889,201
Goodwill	1,597,647	1,597,647
Operating lease right-of-use assets	76,790	49,810
Equity method investments	46,572	18,938
Deposits and other non-current assets	98,839	109,098
Total assets	$4,611,396	$4,530,784

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$858,953	$785,441
Liabilities to users	1,029,824	935,001
Operating lease liabilities, current portion	8,762	9,795
Other current liabilities	17,997	25,234
Total current liabilities	1,915,536	1,755,471
Convertible notes, net of issuance costs	942,139	1,259,096
Term B Loans, net of issuance costs	1,251,341	576,544
Operating lease liabilities	80,965	44,391
Long-term income tax liabilities	100,079	91,618
Other long-term liabilities	141,700	172,203
Total liabilities	$4,431,760	$3,899,323

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2026 and December 31, 2025; 544,308 and 533,296 shares issued and 497,996 and 495,053 outstanding as of September 30, 2026 and December 31, 2025, respectively	$53	$52
Class B common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2026 and December 31, 2025; 393,014 shares issued and outstanding as of September 30, 2026 and December 31, 2025	39	39
Treasury stock, at cost; 46,312 and 38,243 shares as of September 30, 2026 and December 31, 2025, respectively	(1,609,083)	(1,392,433)
Additional paid-in capital	8,704,917	8,424,833
Accumulated deficit	(6,952,778)	(6,437,518)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$179,636	$631,461
Total liabilities and stockholders’ equity	$4,611,396	$4,530,784

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,329,063	$1,144,019	$4,418,374	$4,065,332
Cost of revenue	900,011	784,079	2,741,178	2,482,441
Sales and marketing	605,664	360,370	1,329,934	937,237
Product and technology	137,392	114,680	388,217	326,357
General and administrative	179,125	156,780	514,501	486,874
Income (loss) from operations	(493,129)	(271,890)	(555,456)	(167,577)
Other income (expense):
Interest income (expense), net	(11,383)	(19,573)	(24,556)	(14,513)
Gain (loss) on remeasurement of warrant liabilities	—	4,233	—	877
Other gain (loss), net	25,790	16,720	52,354	41,201
Income (loss) before income tax and equity method investments	(478,722)	(270,510)	(527,658)	(140,012)
Income tax provision (benefit)	7,274	(12,065)	11,846	(5,875)
(Gain) loss from equity method investments	(17,276)	(1,657)	(24,244)	(1,421)
Net income (loss) attributable to common stockholders	$(468,720)	$(256,788)	$(515,260)	$(132,716)

Earnings (loss) per share attributable to common stockholders:
Basic and diluted	$(0.94)	$(0.52)	$(1.04)	$(0.27)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA	$(316,899)	$(126,488)	$(34,449)	$276,785
Adjusted Earnings (Loss) Per Share	$(0.53)	$(0.26)	$(0.26)	$0.27

DRAFTKINGS INC.
REVENUE DISAGGREGATION
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended September 30,
	2026	2025	Change $	Change %
Sports Consumer Volume	$13,900,152	$11,402,405	$2,497,747	21.9%
Sports Revenue	783,626	596,119	187,507	31.5%
Sports Net Revenue Margin	5.6%	5.2%	N/A	N/A

Sports Revenue	$783,626	$596,119	$187,507	31.5%
iGaming Revenue	460,923	451,300	9,623	2.1%
Other Revenue	84,514	96,600	(12,086)	(12.5)%
Total Revenue	$1,329,063	$1,144,019	$185,044	16.2%

	Nine Months Ended September 30,
	2026	2025	Change $	Change %
Sports Consumer Volume	$41,242,267	$36,757,637	$4,484,630	12.2%
Sports Revenue	2,770,062	2,475,948	294,114	11.9%
Sports Net Revenue Margin	6.7%	6.7%	N/A	N/A

Sports Revenue	$2,770,062	$2,475,948	$294,114	11.9%
iGaming Revenue	1,384,153	1,304,431	79,722	6.1%
Other Revenue	264,159	284,953	(20,794)	(7.3)%
Total Revenue	$4,418,374	$4,065,332	$353,042	8.7%

Sports Revenue. We define Sports Revenue as the total amount of online sportsbook, retail sportsbook, and prediction markets revenue.

Sports Consumer Volume. We define Sports Consumer Volume as the total amount of settled customer wagers or trades on our Sportsbook and prediction markets offerings. Sports Consumer Volume excludes the volume from market makers on our prediction markets offering.

Sports Net Revenue Margin. We define Sports Net Revenue Margin as Sports revenue as a percentage of Sports Consumer Volume.

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss) attributable to common stockholders	$(515,260)	$(132,716)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	229,383	201,486
Non-cash interest (income) expense, net	3,953	1,658
Stock-based compensation	233,794	236,020
(Gain) loss on remeasurement of warrant liabilities	—	(877)
(Gain) loss on repurchase of convertible notes	(18,556)	—
(Gain) loss from equity method investments	(24,244)	(1,421)
Deferred income taxes	257	(3,521)
Other non-cash (gain) loss, net	(31,281)	(34,908)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	13,797	(17,673)
Prepaid expenses and other current assets	(18,092)	(25,097)
Deposits and other non-current assets	8,457	3,489
Accounts payable and accrued expenses	127,675	54,988
Liabilities to users	42,729	42,899
Long-term income tax liability	8,461	11,668
Other long-term liabilities	1,953	6,387
Net cash flows provided by (used in) operating activities	$63,026	$342,382
Cash Flows from Investing Activities:
Purchases of property and equipment	$(55,431)	$(11,396)
Cash paid for internally developed software costs	(113,460)	(93,432)
Cash paid for gaming market access and licenses	(2,068)	(4,343)
Other investing activities	(6,471)	(6,938)
Net cash flows provided by (used in) investing activities	$(177,430)	$(116,109)
Cash Flows from Financing Activities:
Repurchase of convertible notes	$(300,400)	$—
Proceeds from Term B Loans, net	687,819	588,116
Repayment of Term B Loans principal	(4,500)	(3,000)
Purchase of treasury stock for RSU withholding	(62,432)	(133,480)
Purchase of treasury stock under Stock Repurchase Program	(154,218)	(313,953)
Proceeds from exercise of stock options	6,035	9,231
Proceeds from shares issued under Employee Stock Purchase Plan	9,987	6,900
Other financing activities	(3,139)	(2,093)
Net cash flows provided by (used in) financing activities	$179,152	$151,721
Net increase (decrease) in cash and cash equivalents, restricted cash, and cash reserved for users	64,748	377,994
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,604,595	1,330,193
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,669,343	$1,708,187

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$1,100,921	$1,228,275
Restricted cash	11,402	4,593
Cash reserved for users	557,020	475,319
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,669,343	$1,708,187

Supplemental Disclosure of Noncash Investing and Financing Activities:
Decrease in warrant liabilities from cashless exercise of warrants	$—	$13,790
Shares issued for contingent consideration	14,620	4,962
Stock-based compensation capitalized to internally developed software costs	19,173	17,466
Supplemental Disclosure of Cash Activities:
Increase (decrease) in cash reserved for users	$87,571	$(50,088)
Cash paid for interest	29,602	18,630
Cash paid for income taxes, net of refunds	4,538	6,898

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic and diluted earnings (loss) per share attributable to common stockholders adjusted for the impact of amortization of acquired intangible assets; discrete tax benefits attributed to acquisitions; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; other non-recurring and non-operating costs or income; and the tax impact of adjusting items, as described in the reconciliation below. The weighted-average shares outstanding used in the calculation of earnings (loss) per share are the GAAP weighted-average shares reported in the consolidated financial statements and are not adjusted.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2026	2025	2026	2025
Net loss	$(468,720)	$(256,788)	$(515,260)	$(132,716)
Adjusted for:
Depreciation and amortization (1)	77,380	66,071	229,383	201,486
Interest (income) expense, net	11,383	19,573	24,556	14,513
Income tax (benefit) provision	7,274	(12,065)	11,846	(5,875)
Stock-based compensation (2)	86,025	72,473	233,794	236,020
Transaction-related costs (3)	—	6,860	—	6,860
Litigation, settlement, and related costs (4)	—	—	—	—
Advocacy and other related legal expenses (5)	12,825	—	59,063	—
Loss (gain) on remeasurement of warrant liabilities	—	(4,233)	—	(877)
Other non-recurring costs and non-operating costs (income) (6)	(43,066)	(18,379)	(77,831)	(42,626)
Adjusted EBITDA	$(316,899)	$(126,488)	$(34,449)	$276,785

(1)The amounts include the amortization of acquired intangible assets of $37.6 million and $33.9 million for the three months ended September 30, 2026 and 2025, respectively, and $112.7 million and $113.0 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts primarily in pursuit of legalization of DraftKings offerings. For the three and nine months ended September 30, 2026, this spend primarily relates to legislative efforts for legalizing iGaming, supporting a ballot measure for legalizing Sportsbook, and other advocacy activities related to certain states. Advocacy and legal expenses incurred in the ordinary course of business have not been adjusted in this measure.
(6)Primarily includes the gain on repurchase of convertible notes, changes in the fair value of certain assets and liabilities, including contingent consideration, as well as our equity method share of investee’s gains and losses and other costs relating to non-recurring and non-operating items.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to its basic and diluted earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic and diluted loss per share attributable to common stockholders	$(0.94)	$(0.52)	$(1.04)	$(0.27)
Adjusted for:
Amortization of acquired intangible assets (1)	0.08	0.07	0.23	0.23
Stock-based compensation (2)	0.17	0.15	0.47	0.48
Transaction-related costs (3)	—	0.01	—	0.01
Litigation, settlement, and related costs (4)	—	—	—	—
Advocacy and other related legal expenses (5)	0.03	—	0.12	—
Loss (gain) on remeasurement of warrant liabilities	—	(0.01)	—	0.00
Other non-recurring costs and non-operating costs (income)	(0.09)	(0.03)	(0.16)	(0.08)
Tax impact of adjusting items (6)	0.22	0.07	0.12	(0.09)
Adjusted Earnings (Loss) Per Share*	$(0.53)	$(0.26)	$(0.26)	$0.27
_____________
*    Weighted average number of shares used to calculate Adjusted Earnings (Loss) Per Share for the three months ended September 30, 2026 and 2025 was 496.9 million and 496.6 million, respectively, and for the nine months ended September 30, 2026 and 2025 was 495.8 million and 495.5 million, respectively; totals may not add due to rounding.

(1)The amounts include the amortization of acquired intangible assets of $37.6 million and $33.9 million for the three months ended September 30, 2026 and 2025, respectively, and $112.7 million and $113.0 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.

(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts primarily in pursuit of legalization of DraftKings offerings. For the three and nine months ended September 30, 2026, this spend primarily relates to legislative efforts for legalizing iGaming, supporting a ballot measure for legalizing Sportsbook, and other advocacy activities related to certain states. Advocacy and legal expenses incurred in the ordinary course of business have not been adjusted in this measure.
(6)Beginning in the first quarter of 2025, the Company began applying an estimated non-GAAP effective tax rate, which was 23% in 2025 and is 27% as of the third quarter of 2026. The non-GAAP effective tax rate reflects the non-GAAP tax provision commensurate with the Company’s level of non-GAAP profitability, which was determined after adjusting for the non-GAAP adjustments presented above and excluding the impact of changes in the valuation allowance.

Information reconciling forward-looking fiscal year 2026 and fiscal year 2027 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliation being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with platforms that range across daily fantasy, regulated gaming, prediction markets and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games, betting experiences and event contracts trading. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 30 states, Washington, D.C., Puerto Rico, and Alberta and Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Alberta and Ontario, Canada under its DraftKings brand and pursuant to regulations in four states and in Ontario, Canada, under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports platform is available in 44 states, Washington, D.C., and certain Canadian provinces. DraftKings' wholly-owned subsidiary GUS III LLC (d/b/a DraftKings Predictions) also operates DraftKings Predictions, offering federally regulated event contracts under CFTC oversight. DraftKings is both an official sports betting and daily fantasy partner of the NHL, PGA TOUR and WNBA, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network, a multi-platform content ecosystem. DraftKings is committed to delivering responsible engagement tools and resources, while focusing on integrity and customer education.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, customer growth and engagement, offering initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, or by statements of vision, strategy or outlook. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections, including growth and execution in the prediction markets category; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming and the regulatory status of prediction markets and event contracts; general economic and market conditions impacting demand for DraftKings’ offerings and services; economic and market conditions in the media, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, and the potential impact of new and existing laws, regulations, or policies, including those relating to tariffs, import/export, or trade restrictions, inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

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